Exhibit 10.4.

QUESTAR CORPORATION

LONG-TERM STOCK INCENTIVE PLAN

(As Amended and Restated Effective August 7, 2007)

Section 1.

Purpose

The Questar Corporation Long-Term Stock Incentive Plan (the “Plan”) is designed to encourage directors, officers and employees of and consultants to Questar Corporation and its affiliated companies (the “Company”) to acquire a proprietary interest in the Company, to generate an increased incentive to contribute to the Company’s future growth and success, and to enhance the Company’s ability to attract and retain talented individuals to serve the Company.  Accordingly, the Company, during the term of this Plan, may grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, performance shares, and other awards valued in whole or in part by reference to the Company’s stock.  Any awards granted to a nonemployee director shall be solely to compensate such person for service to the Company as a nonemployee director.

Section 2.

Definitions

“Affiliate” shall mean any business entity to the extent that the Company would be deemed an “eligible issuer of service recipient stock” to the service providers of such entity, as determined pursuant to Treasury Regulation Section 1.409A-1(b)(5)(iii)(E).

“Award” shall mean a grant or award under Section 7 through 11, inclusive, of the Plan, as evidenced in a written or electronic document delivered to a Participant as provided in Section 13(b).

“Award Agreement” shall mean a written or electronic agreement between a Participant and the Company that sets forth the terms of the Award.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Management Performance Committee of the Board of Directors.

“Common Stock” or “Stock” shall mean the Common Stock, no par value, of the Company.

“Company” shall mean Questar Corporation.

“Covered Participant” shall mean a Participant who is a covered employee as defined in Section 162(m)(3) of the Code and the regulations promulgated pursuant to it or who the Committee believes will be such a covered employee for a Performance Period, and who the Committee believes will have remuneration in excess of $1 million for the Performance Period, as provided in Section 162(m) of the Code.

“Designated Beneficiary” shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death.  In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s beneficiary designated under the Questar Corporation

Employee Investment Plan, if any, or, if none, the Participant’s beneficiary under the Company’s Basic Life Insurance Plan, if any, or, if none, the Participant’s estate.

“Disability” shall mean permanent and total disability within the meaning of Section 105(d)(4) of the Code.

“Employee” shall mean any officer or employee of the Employer.

“Employer” shall mean the Company and any Affiliate.

“Fair Market Value” shall mean the regular closing benchmark price of the Company’s Common Stock reported on the New York Stock Exchange on the date in question, or, if the Common  Stock shall not have been traded on such date, the closing price on the next preceding day on which a sale occurred.

“Family Member” shall mean the Participant’s spouse, children, grandchildren, parents, siblings, nieces and nephews.

“Fiscal Year” shall mean the fiscal year of the Company.

“Incentive Stock Option” shall mean a stock option granted under Section 7 that is intended to meet the requirements of Section 422 of the Code.

“Nonemployee Director” shall mean a member of the Board who is not an Employee and who satisfies the requirements of Rule 16b-3(b)(3) promulgated under the Securities and Exchange Act of 1934 or any successor provision.

“Nonqualified Stock Option” shall mean a stock option granted under Section 7 that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

“Participant” shall mean an Employee, Nonemployee Director, or consultant to whom an Award is granted under this Plan.

“Payment Value” shall mean the dollar amount assigned to a Performance Share which shall be equal to the Fair Market Value of the Common Stock on the day of the Committee’s determination under Section 9(c) with respect to the applicable Performance Period.

“Performance Goals” shall mean the objectives established by the Committee for a Performance Period pursuant to Section 12, for the purpose of determining the extent to which Performance Shares that have been contingently awarded for such Period are earned.

“Performance Period” or “Period” shall mean the period of years selected by the Committee during which the performance is measured for the purpose of determining the extent to which an Award of Performance Shares has been earned.

“Performance Share” shall mean an Award granted pursuant to Section 9 of the Plan expressed as a share of Common Stock.

“Restricted Period” shall mean the period of years selected by the Committee during which a grant of Restricted Stock or Restricted Stock Units may be forfeited to the Company.

“Restricted Stock” shall mean shares of Common Stock contingently granted to a Participant under Section 10 of the Plan.

“Restricted Stock Unit” shall mean a fixed or variable dollar denominated unit contingently awarded under Section 10 of the Plan.

“Right” shall mean a Stock Appreciation Right granted under Section 8.

“Stock Unit Award” shall mean an Award of Common Stock or units granted under Section 11.

“Termination of Service” shall mean the date on which a Participant shall cease to serve as an Employee, Nonemployee Director, or consultant for any reason.

Section 3.

Administration

The Plan shall be administered by the Committee, unless such administration is delegated in whole or in part in accordance with the provisions below or unless otherwise determined by the Board. All references in the Plan to the Committee shall include such designee or other individual or administrative body (including the full Board) that has responsibility, in whole or in part, for the administration of the Plan. The Committee shall have sole and complete authority to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the Plan, and to interpret the terms and provisions of the Plan.  The Committee’s decisions shall be binding upon all persons, including the Company, stockholders, an Employer, Employees, Nonemployee Director, Participants, Designated Beneficiaries, and Family Members.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency.  No member of the Committee shall be liable for any action or determination made in good faith.

The Committee or the Board may, from time to time, delegate to specified officers of the Company the power and authority to grant Awards under the Plan to specified groups of Employees, consultants and Non-Employee Directors, subject to such restrictions and conditions as the Committee or the Board, in their sole discretion, may impose.  The delegation shall be as broad or as narrow and extend for such period as the Committee or the Board shall determine.  Notwithstanding the foregoing, the power and authority to grant Awards to any Employee or consultant or Non-Employee Director who is covered by Section 16(b) of the Exchange Act shall not be delegated by the Committee or the Board.  In addition, all actions to be taken by the Committee under this Plan, insofar as such actions affect compliance with Section 162(m) of the Code, shall be limited to those members of the Board who are Nonemployee Directors and who are outside directors under Section 162(m).

Section 4.

Eligibility

Awards may only be granted to directors, officers and employees of or consultants to the Company or any Affiliate who have the capacity to contribute to the success of the Company.  When selecting Participants and making Awards, the Committee may consider such factors as the Participant’s functions and responsibilities and the Participant’s past, present and future contributions to the Company’s profitability and growth.

Nothing contained in the Plan or in any individual agreement pursuant to the terms of the Plan shall confer upon any Participant any right to continue in the employment or service of the Company or to limit in any respect the right of the Company to terminate the Participant’s employment or service at any time and for any reason.

Section 5.

Maximum Amount Available for Awards and Maximum Award

Of the total number of shares of Common Stock approved by the stockholders in March, 2001, there are 10,312,768 shares of Common Stock available for issuance under this Plan as of June 30, 2007 (taking into account the 2 for 1 Common Stock split that occurred on June 18, 2007).  Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market.  In the event that an Option or Right expires or is terminated unexercised as to any shares of Common Stock covered thereby, or any Award in respect of shares is forfeited for any reason under the Plan, such shares, to the extent not precluded by applicable law or regulation, shall be again available for Awards pursuant to the Plan.

In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee, in its sole discretion, may take action.  The Committee may adjust any or all of the number and kind of shares that thereafter may be awarded or optioned and sold or made the subject of Rights under the Plan, the number and kind of shares subject to outstanding Options and other Awards, and the grant, exercise or conversion price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a Participant or a person who has an outstanding Option or other Award.

There is a maximum of 1,000,000 shares that can be the subject of Awards granted to any single Participant in any given fiscal year.

There is a maximum of 1,200,000 shares that can be the subject of Incentive Stock Options in any given fiscal year.  There is also a maximum of 2,000,000 shares that can be used for purposes other than options.

Section 6.

Termination of Service

In the event of a Participant’s Termination of Service, the Participant’s right to exercise an Option or receive any Award shall be determined by the Committee and provided in the Award Agreement subject to the general requirement that Incentive Stock Options cannot be exercised as an Incentive Stock Option for longer than three months after retirement or 12 months after death or Disability.

Section 7.

Stock Options

Grant.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the individuals to whom Options shall be granted, the number of shares to be covered by each Option, the option price therefore and the conditions and limitations, applicable to the exercise of the Option.  The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options, or both types of Options.

Special Rules, Incentive Stock Options.  In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any implementing regulations.  Incentive Stock Options shall not be granted to Participants who are not employees of the Company or its subsidiaries.  The aggregate Fair Market Value of Common Stock for which any Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan or any other Plan of the Company or any subsidiary shall not exceed $100,000.  To the extent the Fair Market Value of the shares of Common Stock attributable to Incentive Stock Options first exercisable in any calendar year exceeds $100,000, the Option shall be treated as a Nonqualified Stock Option.

Option Price.  The Committee shall establish the option price at the time each Option is granted, which price shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant.

Exercise.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee, in its sole discretion, may specify in the applicable Award or thereafter; provided, however, that in no event may any Option granted hereunder be exercisable earlier than six months after the date of such grant or after the expiration of ten years from the date of such grant.  The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price is received by the Company.  Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by exchanging shares of Common Stock owned by the Participant (that are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.  A Participant may tender shares of Common Stock by actual delivery or by attestation.

The Committee may, in accordance with Section 409A of the Code, provide one or more means to enable Participants and the Company to defer delivery of shares of Common Stock upon exercise of an Option on such terms and conditions as the Committee may determine, including by way of example the manner and timing of making a deferral election, the treatment of dividends paid on shares of Common Stock during the deferral period and the permitted distribution dates on events.

Transferability.  Participants are allowed to transfer vested Nonqualified Stock Options to Family Members of family trusts, provided that such options were granted as of and after February 10, 1998 and provided that such transfers are made and transferred Options are exercised in accordance with procedural rules adopted by the Committee.

Section 8.

Stock Appreciation Rights

The Committee may, with sole and complete authority, grant Rights in tandem with an Option.  Rights shall not be exercisable earlier than six months after grant, shall not be exercisable after the expiration of ten years from the date of grant and shall have an exercise price of not less than 100 percent of the Fair Market Value of the Common Stock on the date of grant.

A Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the exercise of the Right over the grant thereof.  The Committee shall determine whether such Right shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock.

Section 9.

Performance Shares

The Committee shall have sole and complete authority to determine the Participants who shall receive Performance Shares and the number of such shares for each Performance Period and to determine the duration of each Performance Period and the value of each Performance Share.  There may be more than one Performance Period in existence at any one time, and the duration of Performance Periods may differ from each other.

Once the Committee decides to use Performance Shares, it shall establish Performance Goals for each Period on the basis of criteria selected by it.  Any Performance Goals for Covered Participants shall be set and measured under the provisions of Section 12.

As soon as practicable after the end of a Performance Period, the Committee shall determine the number of Performance Shares that have been earned on the basis of performance in relation to the established Performance Goals.  Payment Values of earned Performance Shares shall be distributed to the Participant in accordance with the Award Agreement covering such Performance Shares, which document shall contain payment terms that comply with Section 409A of the Code. The Committee shall determine whether Payment Values are to be distributed in the form of cash and/or shares of Common Stock.  Any Payment Values payable for Covered Participants shall be determined under the provisions of Section 12.

Section 10.

Restricted Stock and Restricted Stock Units

Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom shares of Restricted Stock and Restricted Stock Units shall be granted, the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, the duration of the Restricted Period during which and the conditions under which the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Restricted Period.  At the expiration of the Restricted Period, the Company shall deliver shares of Common Stock to the Participant or the Participant’s legal representative or otherwise make payment under the Award.  Payment for Restricted Stock Units shall be made by the Company in cash and/or shares of Common Stock, as determined at the sole discretion of the Committee.

Section 11.

Other Stock Based Awards

In addition to granting Options, Rights, Performance Shares, Restricted Stock, and Restricted Stock Units, the Committee shall have authority to grant Stock Unit Awards to Participants that can be in the form of Common Stock or units, the value of which is based, in whole or in part, on the value of Common Stock.  Subject to the provisions of the Plan, Stock Unit Awards shall be subject to such terms, restrictions, conditions, vesting requirements and Code Section 409A compliant payment rules as the Committee may determine in its sole and complete discretion at the time of grant.

Any shares of Common Stock that are part of a Stock Unit Award may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of grant of the Stock Unit Award.

Stock Unit Awards shall specify whether the Participant is required to pay cash in conjunction with such Award, provided, however, that the Participant shall be required to pay at least 50 percent of the Fair Market Value of any Common Stock purchased in connection with a Stock Unit Award, with such Fair Market Value calculated on the date the Award is granted.

Stock Unit Awards may relate in whole or in part to certain performance criteria established by the Committee at the time of grant.  Stock Unit Awards may provide for deferred payment schedules in accordance with Section 409A of the Code and/or vesting over a specified period of employment.  In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restriction or limitation to which a Stock Unit Award was made subject at the time of grant.

In the sole and complete discretion of the Committee, an Award, whether made as a Stock Unit Award under this Section 11 or as an Award granted pursuant to Sections 7 through 10, may provide the Participant with dividends or dividend equivalents (payable on a current or deferred basis) and cash payments in lieu of or in addition to an Award; provided, however, that all such dividends or dividend equivalents or cash payments shall comply with Section 409A of the Code.

Section 12.

Special Provisions, Covered Participants

Awards subject to Performance Goals for Covered Participants under this Plan shall be governed by the conditions of this Section in addition to other applicable provisions of the Plan.

All Performance Goals relating to Covered Participants for a relevant Performance Period shall be established by the Committee by such date as is permitted under Section 162(m) of the Code.  Performance Goals may include alternate and multiple goals and may be based on one or more business and or financial criteria.  In establishing the Performance Goals for the Performance Period, the Committee may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any business unit within it:  (a) total shareholder return; (b) return on assets, equity, capital or investment; (c) pre-tax or after-tax profit levels including earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profits after tax; net income; (d) cash flow and cash flow return on investment; (e) economic value added and economic profit; (f) growth in earnings per share; (g) levels of operating expense or other expense items as reported on the income statement, including operating and maintenance expense; (h) measures of customer satisfaction and customer service as surveyed; (i) reserve growth, production growth or ratio of reserves to production; (j) efficiency measures such as throughput or production increases; and (k) revenue and return on revenue.

Performance Goals must be objective and must satisfy third party objectivity standards under Section 162(m) of the Code and regulations promulgated pursuant to it.  The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Goals that are specified in advance by the Committee.  The Committee shall certify in writing prior to approval of any such Award that such applicable Performance Goals relating to the Award are satisfied.  (Approved minutes of the Committee may be used for this purpose.)

The maximum Award that may be paid to any Covered Participant under the Plan pursuant to Sections 9, 11 and 12 for any Performance Period shall be $2 million, if paid in cash, or 400,000 shares of Stock, if paid in Stock.

Section 13.

General Provisions

Withholding.  The Employer shall have the right to deduct from all amounts paid to a Participant in cash any taxes required by law to be withheld in respect of Awards under this Plan.  In the case of payments of Awards in the form of Common Stock, the committee shall require the Participant to pay to the Employer the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld.

Awards.  Each Award shall be evidenced in a written or electronic document delivered to the Participant that shall specify the terms and conditions and any rules applicable to such Award.

Nontransferability.  Except as provided in Section 7(f), no Award shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution.

No Rights as Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until becoming the holder of such shares.  Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

Construction of the Plan.  The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of Utah.

Effective Date.  This amendment and restatement shall be effective as of August 7, 2007 and shall (i) replace the amended and restated Plan document that was effective on March 1, 2001 (which was approved subsequently by the stockholders of the Company), and (ii) incorporate any amendments subsequent thereto.  For avoidance of doubt, the terms of this Plan document take into account the 2 for 1 Common Stock split that occurred on June 18, 2007.

Duration of Plan.  The Plan, as amended and restated, shall terminate on February 28, 2011, unless the term is extended with approval of the Company’s shareholders.

Amendment of Plan.  The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or legal requirement.

Amendment of Award.  The Committee may amend, modify or terminate any outstanding Award with the Participant’s consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, to change the date or dates as of which an Option or Right becomes exercisable; a Performance Share is deemed earned; Restricted Stock becomes nonforfeitable; or to cancel and reissue an Award under such different terms and conditions as it determines appropriate.

Repricing.  Except for adjustments pursuant to Section 5, the per share price for any outstanding Option or Right granted under terms of the Plan may not be decreased after the dates on which such Option or Right was granted.  Participants do not have the ability to surrender an outstanding Option or Right as consideration for the grant of a new Option or Right with a lower price.

409A.  It is the intention of the Company that Awards under this Plan not be subject to the additional tax imposed pursuant to Section 409A of the Code, and the provisions of this Plan and of Awards issued hereunder shall be construed and administered in accordance with such intent. To the extent Awards issued after the effective date of this restatement could become subject to Code Section 409A, the Company may, without Participant consent and in such manner as it deems appropriate or desirable, amend or modify any Award or delay the payment under any such Award to the minimum extent necessary to meet the requirements of Code Section 409A.

Section 14.

Change of Control

In the event of a Change of Control of the Company, all Options, Restricted Stock, and other Awards granted under the Plan shall vest immediately.

A Change in Control of the Company shall be deemed to have occurred if (i) any “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act’)) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as such term is used in Rule 13d-3 under the Exchange Act) of securities of the Company representing 25 percent or more of the combined voting power of the Company; or (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving:  individuals who, as of May 19, 1998, constitute the Company’s Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on May 19, 1998, or whose appointment, election or nomination for election was previously so approved or recommended; or (iii) the Company’s stockholders approve a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60 percent of the combined voting power of the securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding securities; or (iv) the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60 percent of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.  A Change in Control, however, shall not be considered to have occurred until all conditions precedent to the transaction, including but not limited to, all required regulatory approvals have been obtained.

Executed on the date set forth below to be effective for all purposes as set forth herein.

QUESTAR CORPORATION

Plan Sponsor

__________________________________

By:

Keith O. Rattie

Chairman, President & CEO

Date:______________________________